XPEDITE SYSTEMS, INC.


                    NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement"), dated as of 22nd day of April, 1996, between Xpedite Systems, Inc., a Delaware corporation (the "Company"), and ---------------- (the "Executive").


                              W I T N E S S E T H :
                              - - - - - - - - - -


                    WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") has determined that it is in the best interests of the Company and its stockholders to provide an incentive for key executive officers of the Company to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate, upon the achievement of certain financial performance targets established by the Committee, in the ownership of the Company and thereby in the success and increased value of the Company; and

                    WHEREAS, to give effect to the foregoing, the Committee believes it to be in the best interests of the Company and its stockholders to grant to the Executive options (the "Options") to purchase shares of Common Stock of the Company (the "Stock"), at the price and subject to the terms herein;

                    NOW, THEREFORE, IN CONSIDERATION of the promises and the mutual covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

              1.      OPTION.

                    (a) GRANT OF OPTION. The Company hereby grants the Executive an Option to receive an aggregate of up to ----------------------------- shares of Stock, subject to the achievement by the Company of certain performance targets as set forth in this Section 1(a) and otherwise in accordance with the terms and conditions of this Agreement.

                               (i) The  Executive  shall be  granted  Options to
              purchase ------------------- shares (50% of the amount in Section 1(a) above) (the "First Tranche") in the event that either (x) the average of the last sale price of the Stock reported in the Nasdaq National Market for each trading day during any consecutive period of ninety (90) calendar days commencing on or after the date hereof but no later than December 31, 1996 is greater than $22.50 per share, as adjusted for any stock splits, stock dividends and combinations of shares occurring after the date hereof, or (y) there occurs prior to December 31, 1996



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              the  closing of an  offering  and sale of Stock for the account of the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the price to the public is at least equal to $22.50 per share.

                               (ii) The  Executive  shall be granted  Options to
              purchase --------------- shares (50% of the amount in Section 1(a) above) (the "Second Tranche") in the event that the average of the last sale price of the Stock reported in the Nasdaq National Market for each trading day during any consecutive period of ninety (90) calendar days commencing on or after the date hereof but no later than December 31, 1997 is greater than $30.00 per share, as adjusted for any stock splits, stock dividends and combinations of shares occurring after the date hereof; provided, however, that fifty percent (50%) of the Second Tranche shall be granted to the Executive in the event of an acquisition of all of the outstanding Stock or a merger or consolidation of the Company where the Company is not the surviving corporation, in either case announced or completed prior to December 31, 1997, and the price per share paid by the acquiring entity for the Stock acquired in such transaction is greater than $28.00 per share but less than $30.00 per share, as adjusted for any stock splits, stock dividends and combinations of shares occurring after the date hereof.

                               (iii) In the event of an acquisition of a majority of the outstanding Stock or a merger or consolidation of the Company where the Company is not the surviving corporation, the price per share paid by the acquiring entity for the Stock acquired in such transaction shall be used to determine whether the price-per-share thresholds for the First Tranche and the Second Tranche set forth in subsections (i) and (ii) above have been achieved, and the requirement that such price be an average maintained for 90 consecutive days shall not apply.

                               (iv) In the event that the  conditions  precedent
              to the issuance of either the First Tranche or the Second Tranche are not achieved within the time periods specified in subsections
              (a)(i) and (c)(ii) hereof, respectively, then the First Tranche or the Second Tranche, as the case may be, shall not be issued to the Executive hereunder and the Executive shall have no right to receive the same from the Company.

                    (b) EXERCISE PERIOD. Except as otherwise provided in this Agreement, the Options granted hereunder shall become exercisable by the Executive according to the following schedule: one forty-eighth (1/48) of the number of Options granted shall become exercisable on the same calendar date as the date of grant in each of the next succeeding 48 months following the month in which the date of grant occurs in accordance with Section 1(a) until all such Options are exercisable; provided, however,

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that the right to exercise an Option as to any  fractional  share of Stock shall be deemed the right to exercise an Option as to a full share of Stock with appropriate adjustments made to the last exercise period so that the total number of Options shall not exceed that specified under paragraph (a) of Section 1 hereof.

                    (c) NO LAPSE OF EXERCISE POWER. Any Option which becomes exercisable on a certain date but is not exercised in full on that date shall not lapse but shall remain outstanding as to the unexercised portion and shall continue in effect throughout the remainder of the Option Term (taking into account any early termination of such Option Term which may be provided for under this Agreement).

                    (d) OPTION TERM. An option which is not exercised shall expire upon the earlier of:

                               (i)five (5) years after the date such  Option was
              granted;

                               (ii) three (3) months after the date the Executive terminates his employment with the Company, unless such termination was the result of the Executive's death or disability or unless the Company terminates the employment for cause;

                               (iii) one (1) year after the Executive's death or
              disability; and

                               (iv) any such earlier termination  date as may be
              provided by this Agreement.

The period commencing on the date hereof and concluding on the date of termination as provided in this paragraph (d) shall be referred to herein as the "Option Term".

                      (e) OPTION PRICE.  The purchase  price  for  each share of
              Stock subject to the Option shall be $0 per share.

                      (f) ADJUSTMENTS.

                               (i) STOCK  SPLITS AND  DIVIDENDS.  Subject to any
              required action by the Board and/or stockholders, the number of Shares covered by each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

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                               (ii) MERGERS.  Subject to any required  action by
              the Board and/or stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Option would have been entitled as a result of the merger.

                               (iii) COMMITTEE.  Adjustments  under this Section
              1(f) shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this Section 1(f), any fractional Share which might otherwise become subject to an Option shall be eliminated.

              2.      LIMITATIONS ON OPTIONS.

                    (a) SEQUENTIAL EXERCISE. Options granted to the Executive may be exercised in any order, so that the Executive may exercise an Option if another Option, granted to him at an earlier time, remains outstanding in whole or in part.

                    (b) NON-TRANSFERABILITY OF OPTION. The Options may not be assigned or transferred other than by will or by the laws of descent and distribution. During the lifetime of the Executive, the Options may be exercisable only by the Executive. Transfer of an Option by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

              3. METHOD OF EXERCISING OPTIONS. Options shall be exercised by a written notice delivered to the Company at its principal office in Eatontown, New Jersey.

                    In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, the Executive may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Committee, (i) in cash, (ii) by delivery of Shares registered in the name of the Executive, or by the Company not issuing such number of Shares subject to the Option, having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of
(i) and (ii) above. If (i) any Shares are registered under Section 12 of the Exchange Act, (ii) the Executive is an officer (as defined in Section 16 of the Exchange Act) of the Company subject to Section 16(b) of the Exchange Act and
(iii) such payment is made with Shares acquired by the Executive upon the exercise which gives rise to such withholding, an election under the preceding sentence (a) must be irrevocable and with respect to all Shares covered by the Option subject to the election, provided, however, that such election may be changed through another irrevocable election that takes effect at least six months after the prior election; or (b) may be made during the period beginning on the third business day following the date of release of quarterly and annual summary statements of sales and earnings as provided by Rule 16b-3(e)(3) of the Securities and Exchange Commission and ending on the twelfth (12th) business day following such date and only if such period occurs before the date the Company requires payment of the withholding tax. The election need not be made during the ten-day window period if counsel to the Company determines that compliance with such requirement is unnecessary.

              4.      ISSUANCE OF OPTIONED STOCK.


                    (a) ISSUANCE OF CERTIFICATES. The Company shall not be required to issue or deliver any certificate for Stock upon the exercise of any Option, or any portion thereof, prior to fulfillment of each of the following applicable conditions:


                               (i) The admission of such Stock to listing on all
              stock exchanges or markets on which the Stock is then listed to the extent such admission is necessary;

                               (ii) The completion of any  registration or other
              qualification of such Stock under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable or the determination by the Board in its sole discretion that no such registration or qualification is required;

                               (iii) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

                               (iv) The lapse of such reasonable  period of time
              following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

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                    (B) COMPLIANCE  WITH  SECURITIES AND OTHER LAWS. In no event shall the Company be required to issue or deliver Stock pursuant to Options if in the opinion of the Board the issuance thereof would constitute a violation by either the Executive or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any issuance of Stock pursuant to Options, the Company may place legends on the Stock, issue stop-transfer orders and require such agreements or undertakings from the Executive as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the Executive that he is acquiring the Stock solely for investment and not with a view to distribution and that no distribution of Stock acquired by him will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

              5. OPTION RIGHTS IN THE EVENT OF CERTAIN EVENTS.

                    (a)   RIGHTS  IN  THE   EVENT  OF  SALE,   MERGER  OR  OTHER
REORGANIZATION OF COMPANY.

                               (i) In the  event  of a merger  or  consolidation
              where the Company is not the surviving corporation, and the agreement of merger or consolidation does not provide for the substitution for the unexercised portion of the Option of a new option on substantially the same terms (including the exercise price thereof), or for the assumption of the Option by the surviving corporation, or in the event of the sale or transfer of assets, liquidation or dissolution and the plan of liquidation or dissolution or agreement of sale does not make special provision for the Option, Executive shall have the right immediately prior to the effective date of such merger, consolidation, sale or transfer of assets, liquidation or dissolution to exercise the Option in whole or in part without regard to any installment provision contained in paragraph (b) of Section 1 hereof. If not so exercised, the Option shall terminate at the time of any such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

                               (ii) In the event the  Option is  assumed  by the
              surviving corporation in a merger or consolidation where the Company is not the surviving corporation, or a new option on
              substantially   the  same  terms  (including  the  exercise  price
              thereof) is substituted by the surviving corporation for the unexercised portion of the Option, or other special provision is made for continuation of the Option in the event of the sale or transfer of assets, liquidation or dissolution, if (A) the Executive is terminated by the surviving corporation without "cause" (as defined below), (B) the Executive suffers a reduction in the annual rate of base salary or level of participation in any bonus or incentive plan for which he is eligible, relative to the amount thereof paid to the Executive by the Company prior to such transaction or (C) the Executive suffers a material diminution in his position, duties, responsibility or authority, relative to the level thereof enjoyed by the Executive during his employment by the Company prior to such transaction, then and in such event vesting of Options granted to the Executive pursuant to paragraph (a) of Section 1 shall accelerate and such Options shall be fully exercisable by the Executive without regard to any installment provision contained in paragraph (b) of Section 1.

                               (iii) In no event,  however, may any Option which
              becomes exercisable pursuant to this paragraph (a) of Section 5, be exercised, in whole or in part, later than the date specified in paragraph (d) of Section 1 above.

                    (b) TERMINATION OF EMPLOYMENT. In the event that an Executive's employment with the Company terminates, other than by reason of death or "Total and Permanent Disability", voluntary termination of employment by the Executive or termination by the Company for "cause", vesting of Options granted to the Executive pursuant to paragraph (a) of Section 1 shall accelerate and such Options shall be fully exercisable by the Executive for a period which shall not exceed the earlier of the remaining Option Term or three months from such termination of employment, without regard to any installment provision contained in paragraph (b) of Section 1. At the expiration of such three month period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. Notwithstanding the foregoing, if the Executive's employment is terminated for cause, the Company may notify the Executive that any Options not exercised prior to the termination are cancelled. For purposes hereof, (x) "Total and Permanent Disability" shall mean the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months; and (y) a termination of employment for "cause" shall include, but not be limited to, dismissal as a result of (1) Executive's conviction of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (2) Executive's gross negligence, gross incompetence or willful misconduct in the performance of his or her duties; or (3) Executive's willful failure or refusal to perform his or her duties.

                    (c) TOTAL AND PERMANENT DISABILITY. If an Executive's employment with the Company is terminated on account of Total and Permanent Disability, vesting of Options granted to the Executive pursuant to paragraph
(a) of Section 1 shall accelerate and such Options shall be fully exercisable by the Executive for a period which shall not exceed the earlier of the remaining Option Term or one year from the date of such Executive's disability, without regard to any installment provision contained in paragraph (b) of Section 1. At the expiration of such one year period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire.

                    (d) DEATH. If an Executive's employment with the Company is terminated on account of death, vesting of Options granted to the Executive pursuant to paragraph (a) of Section 1 shall accelerate and such Options shall be fully exercisable by the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise his Options for a period which shall not exceed the earlier of the remaining Option Term or one year from the date of such Executive's death, without regard to any installment provision contained in paragraph (b) of Section 1. At the expiration of such one year period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire.

                    6.  ADMINISTRATION  BY  COMMITTEE.  The  interpretation  and construction by the Committee of any provisions of this Agreement shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Options granted hereunder. The members of the Committee, of which there are at least two, are
"disinterested persons", as such term is defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                    7. RESTRICTIVE COVENANTS.

                      (a) COVENANT NOT TO COMPETE. The Executive acknowledges that he or she is aware that the services performed by him or her for the Company or its subsidiaries have been and are of a special and unique character. The Executive further acknowledges and recognizes his or her possession of confidential and proprietary information regarding the business of the Company. Accordingly, the Executive agrees that he or she will not, without the written permission of the Company, within or outside of the United States for a period of one (1) year from the date on which such Executive's employment by or on behalf of the Company or its subsidiaries is terminated (i) directly or indirectly engage or become interested or involved in any Competitive Business (as hereinafter defined), whether such engagement, interest or involvement shall be as an employer, officer, director, owner, stockholder, employee, partner or in any other capacity or relationship, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or
(iii) induce employees of the Company or its subsidiaries to terminate their employment with the Company or its subsidiaries or engage in any Competitive Business; provided, however, that nothing contained in this Section 7(a) shall be deemed to prohibit the Executive from acquiring, solely for investment purposes, less than 5% of the publicly-traded shares of the capital stock of any corporation. As used in this Section 7(a), the term "Competitive Business" means and includes any business or activity that is now or at any time in the future competitive with or directly related to the business conducted by the Company or its subsidiaries on the date the Executive's employment by or on behalf of the Company or its subsidiaries is terminated.

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                      (b) AGREEMENT NOT TO SOLICIT CUSTOMERS.  For  a  period of one (1) year from the date on which such Executive's employment by or on behalf of the Company or its subsidiaries is terminated, the Executive agrees that he or she will not, for or on behalf of a Competitive Business, directly or indirectly, as owner, officer, stockholder, partner, associate, consultant, manager, advisor, representative, employee, agent, creditor or otherwise, attempt to solicit or in any other way disturb or service any person, firm or corporation that has been a customer account of the Company or its subsidiaries at any time or times prior to the date hereof, whether or not the Executive had direct account responsibility for such customer account.

                      (c) CONFIDENTIAL INFORMATION.

                               (i) The  Executive  agrees not to disclose to any
              person or use, at any time after the date hereof, any confidential information of the Company or its subsidiaries, whether the
              Executive has such information in his memory or embodied in writing or any other physical form. For purposes of this Agreement the phrase "confidential information of the Company" means all information which (a) is known only to the employees of the
              Company or its subsidiaries, or others in a confidential relationship with the Company or its subsidiaries or employees of affiliated companies, (b) relates to specific technical matters, such as the Company's or its subsidiaries' proprietary information, plans, reports, and promotional, sales or operational procedures and materials, or (c) relates to the identity and solicitation of customers and accounting procedures of the Company or its subsidiaries or other business practices of the Company or its subsidiaries.

                               (ii) The Executive  agrees not to remove from the
              premises of the Company, at any time after the date hereof, any document or object containing or reflecting any confidential information of the Company or its subsidiaries, and the Executive recognizes that all such documents and objects, whether developed by the Company or by someone else for the Company, are the exclusive property of the Company and its subsidiaries.

                               (iii) It is agreed  that the names and  addresses
              of customers who were contacted by the Executive on behalf of the Company or its subsidiaries, or of whom the Executive became aware through his or her employment with the Company or its subsidiaries, are trade secrets of the Company, as is other such confidential information of the Company and its subsidiaries, including but not limited to the customer's business needs and requirements.

                               (iv) The Executive  shall,  at any time requested
              by the Company after the date hereof, promptly deliver to the Company all confidential memoranda, notes, reports, lists, and other documents (and all copies thereof) relating to the business of the Company which he or she may then possess or have under his or her control.

              8. LOCK-UP AGREEMENT. The Executive agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Executive during the one hundred eighty
(180) day period following the effective date of a registration statement filed under the 1933 Act, as amended, without the prior consent of the Company or such underwriter, as the case may be, provided that such agreement only applies to registration statements including securities to be sold to the public in an underwritten offering during the period ending on December 31, 2001.

              9.  MISCELLANEOUS.

                      (a) NO EMPLOYMENT RIGHTS. Nothing in the Agreement or in any Option granted hereunder shall confer upon any employee the right to continue in the employ of the Company.

                      (b) BINDING EFFECT. The Agreement shall be binding upon, and inure to the benefit of the Company, Executive, and their respective personal representatives, successors and permitted assigns.

                      (c) SINGULAR, PLURAL; GENDER. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

                      (d) HEADINGS. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Agreement.

                      (e) RIGHTS AS STOCKHOLDERS. The Executive or transferee of an Option shall have no rights as a stockholder with respect to any Stock subject to such Option prior to the purchase of such Stock by exercise of such Option as provided herein.

                      (f) APPLICABLE LAW. This Agreement and the Options granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of New Jersey, except to the extent the General Corporation Law of the State of Delaware shall govern.



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



                    IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first written above.


EXECUTIVE                                   XPEDITE SYSTEMS, INC.



-------------------------                   ----------------------------------
Name:                                       By:         Roy B. Andersen, Jr.
Address:                                                President and CEO


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